                           SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] CONFIDENTIAL, FOR USE OF THE
[_] Preliminary Proxy Statement               COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             APPLIED IMAGING CORP.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                                  REGISTRANT
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: N/A

    (2) Form, Schedule or Registration Statement No.: N/A

    (3) Filing Party: N/A

    (4) Date Filed: N/A

Notes:

                             APPLIED IMAGING CORP.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 27, 1997

                               ----------------

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Applied Imaging Corp., a Delaware corporation (the "Company"), will be held on Tuesday, May 27, 1997 at 10:00 a.m., local time, at the Santa Clara Marriott Hotel, 2700 Mission College Blvd., Great America Parkway, Santa Clara, California, 95052-8181, for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

  1. To elect three Class I directors of the Company to serve for terms of three years expiring upon the 2000 Annual Meeting of Stockholders or until their successors are elected.

  2. To approve an amendment of the Company's Amended and Restated 1988 Incentive Stock Option Plan (the "Option Plan") to increase the number of shares of Common Stock available for issuance thereunder by 350,000 shares and to approve the material terms of the Option Plan, including, but not limited to, share limitations for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

  3. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ended December 31, 1997.

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on April 7, 1997, are entitled to notice of and to vote at the meeting.

  All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          Abraham I. Coriat
                                          Chairman of the Board

Santa Clara, California
May 5, 1997

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, AND RETURN IT IN THE ENCLOSED ENVELOPE. YOUR STOCK WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS YOU HAVE GIVEN IN THE PROXY. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A LATER-DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION BEARING A LATER DATE OR BY ATTENDING AND VOTING IN PERSON AT THE ANNUAL MEETING.

                             APPLIED IMAGING CORP.

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed Proxy is solicited on behalf of the Board of Directors of Applied Imaging Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, May 27, 1997, at 10:00 a.m., local time, or at any adjournment thereof. The Annual Meeting will be held at the Santa Clara Marriott Hotel, 2700 Mission College Blvd., Great America Parkway, Santa Clara, California 95052-8181. The telephone number at that meeting location is (408) 988-1500.

  These proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended December 31, 1996, including financial statements were mailed on or about May 5, 1997, to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

  Stockholders of record at the close of business on April 7, 1997 (the "Record Date") are entitled to notice of and to vote at the meeting. The Company has one series of shares outstanding, designated Common Stock, $0.001 par value per share. At the record date, 6,824,835 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 169 stockholders. No shares of the Company's Preferred Stock were outstanding. The closing price of the Company's Common Stock on the Record Date, as reported by The National Association of Securities Dealers, Inc. Automated Quotation National Market was $5.375 per share.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

  Each stockholder is entitled to one vote for each share held as of the record date. Stockholders will not be entitled to cumulate their votes in the election of directors.

  The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") appointed for the meeting and will determine whether or not a quorum is present.

  The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the record date. Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

  While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

  In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

  Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the three Class I directors, for the amendment and approval of the Option Plan, for the confirmation of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the items not marked.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than December 1, 1997 in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information known to the Company with respect to the beneficial ownership of its Common Stock as of April 15, 1997, by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for election, (iii) each executive officer named in the Summary Compensation Table under the heading "Executive Officer Compensation" and (iv) all directors, nominees for election and executive officers as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

                                                           SHARES    APPROXIMATE
                                                        BENEFICIALLY   PERCENT
NAME AND ADDRESS                                           OWNED      OWNED (1)
----------------                                        ------------ -----------
Individuals and Entities Affiliated with
 Allen Holding Inc. (2)...............................   1,706,222      23.8%
 Allen & Company Incorporated
 711 Fifth Avenue
 New York, NY 10022

Entities Affiliated with
 New Enterprise Associates (3)........................     781,006      11.3%
 2490 Sand Hill Road
 Menlo Park, CA 94025

Entities Affiliated with Thompson Clive
 Ventures/Midland Bank Trustee........................     707,327      10.4%
 (Jersey) Ltd. (4)
 c/o Midland Bank International
  Finance Corporation Limited
 PO Box 26
 28-34 Hill Street.
 St. Helier, Jersey, Channel Islands

Robert C. Miller (2)..................................   1,706,222      23.8%
Thomas C. McConnell (3)...............................     781,006      11.3%
Michael S. Elias (4)..................................     707,327      10.4%
Abraham I. Coriat (5).................................     464,568       6.8%
John F. Blakemore, Jr. (6)............................      85,262       1.2%
Gilbert J.R. McCabe (7)...............................      64,821        *
Andre Marion (8)......................................      14,519        *
G. Kirk Raab (9)......................................       8,750        *
Jack Goldstein, Ph.D..................................         --        --
Leslie G. Grant, Ph.D. (10)...........................      63,750        *
Neil E. Woodruff (11).................................      47,500        *
Michael Burgett (12)..................................      17,500        *
All executive officers, directors and nominees for
 election as a group  (12 persons)
 (2)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12).................   3,961,225      54.2%

-------
  * Less than 1%.

 (1) Applicable percentage ownership is based on 6,824,835 shares of Common Stock outstanding as of April 15, 1997, together with applicable options or warrants for such stockholder. Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission.

 (2) Consists of 198,678 shares and warrants to purchase 179,216 shares held by Allen & Company Incorporated, 39,859 shares and a warrant to purchase 6,257 shares held by Allen Value Limited, 333,715 shares and a warrant to purchase 52,388 shares held by Allen Value Partners, L.P. and an aggregate of 776,635 shares, warrants to purchase an aggregate of 118,224 shares and an option to purchase 1,250 shares within 60 days after April 15, 1997 held by certain officers, directors, employees, individuals related to officers, directors and employees and shareholders of Allen Holding Inc. or its affiliated entities. Allen Holding Inc. is a holding company of each of Allen & Company Incorporated, Allen Value Limited and Allen Value Partners, L.P. and disclaims beneficial ownership of the shares held by such entities except to the extent of its proportionate ownership interest therein. Robert C. Miller, a director of the Company and a holder of 1,759 shares, a warrant to purchase 586 shares and an option to purchase 1,250 shares within 60 days after April 15, 1997, is an affiliate of Allen Holding Inc. and the related entities, and disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate ownership interest therein.

 (3) Consists of 709,214 shares and warrants to purchase 58,777 shares held by New Enterprise V, Limited Partnership, 11,765 shares held by The Silverado Fund I, Limited Partnership and an option to purchase 1,250 shares within 60 days after April 15, 1997 held by Thomas C. McConnell. Mr. McConnell, a director of the Company, is a general partner of New Enterprise Associates V, Limited Partnership and The Silverado Fund I, Limited Partnership, and disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate ownership interest therein.

 (4) Consists of 209,348 shares held by Thompson Clive Investments plc, 5,500 shares held by Thompson Clive & Partners Ltd., 488,479 shares held by Midland Bank Trustee (Jersey) Limited (the "Thompson Clive entities") and 2,750 shares and an option to purchase 1,250 shares within 60 days after April 15, 1997 held by Michael S. Elias. Midland Bank Trustee (Jersey) Limited acts as the nominee for Thompson Clive Ventures and Thompson Clive Ventures LP. Therefore, Thompson Clive Ventures and Thompson Clive Ventures LP are deemed the beneficial owners of the shares held by Midland Bank Trustee (Jersey) Limited. Mr. Elias disclaims beneficial ownership of the shares held by the Thompson Clive entities except to the extent of his proportional ownership interest therein.

 (5) Consists of 414,732 shares held as community property by Abraham I. Coriat and Shira Shamssian and an aggregate of 49,836 shares held by Mr. Coriat and Ms. Shamssian as Custodian for each of Salomon Israel Coriat and Yael Israel Coriat.

 (6) Includes an option to purchase 5,000 shares within 60 days after April 15, 1997.

 (7) Includes an option to purchase 1,250 shares within 60 days after April 15, 1997 and 53,571 shares held by SEFTA Trustees Ltd. for family trusts. Mr. McCabe, a director of the Company, disclaims beneficial ownership of the shares held by SEFTA Trustees Ltd. except to the extent of his proportionate ownership interest therein.

 (8) Includes an option to purchase 6,250 shares within 60 days after April 15, 1997 and a warrant to purchase 1,567 shares.

 (9) Consists of an option to purchase shares within 60 days after April 15, 1997.

(10) Includes an option to purchase 18,750 shares within 60 days after April 15, 1997.

(11) Includes an option to purchase 5,000 shares within 60 days after April 15, 1997.

(12) Consists of an option to purchase shares within 60 days after April 15, 1997.

COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of the copies of such reports received by it, or written representations from reporting persons, the Company believes that during the fiscal year ended December 31, 1996, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements except for the transaction for Andre Marion in November 1996 which was reported late on a Form 4.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

  Pursuant to the Company's Restated Certificate of Incorporation, the Company's Board of Directors currently consists of eight persons, divided into three classes serving staggered terms of three years. Currently, there are three directors in Class I, three directors in Class II, and two directors in Class III. Three Class I directors are to be elected at the Annual Meeting. The Class II and Class III directors will be elected at the Company's 1998 and 1999 Annual Meetings of Stockholders, respectively. Each of the three Class I directors elected at the Annual Meeting will hold office until the 2000 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified.

  In the event that any of such persons becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

  The names of the three Class I nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date, and certain information about them are set forth below. The names of the current Class II and Class III directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

                                                                                    DIRECTOR
          NAME            AGE                 PRINCIPAL OCCUPATION                   SINCE
          ----            ---                 --------------------                  --------
NOMINEES FOR CLASS I
 DIRECTORS
Jack Goldstein, Ph.D. ..   49 President and Chief Executive Officer
Gilbert J.R. McCabe (2).   51 Independent advisor to investment companies             1992
Thomas C. McConnell (2).   42 General Partner of New Enterprise Associates            1990
CONTINUING CLASS II
DIRECTORS
John F. Blakemore, Jr.
(1) (2).................   56 Vice President and CFO of Pro-Log Corporation           1987
Robert C. Miller (1)....   30 Vice President and Director of Allen &                  1995
                               Company Incorporated
G. Kirk Raab (2) .......   60 Chairman of the Board of Shaman Pharmaceuticals, Inc.   1996
                               and Connective Therapeutics, Inc.
CONTINUING CLASS III
DIRECTORS
Abraham I. Coriat.......   48 Chairman of the Board of Directors                      1986
Andre F. Marion (1).....   60 Retired as President of Applied Biosystems, Inc.        1995

--------
(1) Member of Audit Committee.
(2) Member of Compensation Committee.

  There are no family relationships among any directors or executive officers of the Company.

DIRECTORS TO BE ELECTED AT THE ANNUAL MEETING

  JACK GOLDSTEIN, PH.D. joined the Company in April 1997 as President and Chief Executive Officer. Dr. Goldstein has over 23 years of senior management experience in the diagnostic industry. From 1986 until 1997, Dr. Goldstein served in various senior executive positions at Johnson & Johnson, including President of Ortho Diagnostics Systems, Inc., a subsidiary of Johnson & Johnson from 1993 to 1997. Dr. Goldstein holds an M.S. in Immunology and a Ph.D. in Microbiology, both from St. John's University.

  GILBERT J.R. MCCABE has been a director of the Company since July 1992. Mr. McCabe has been an independent advisor for the past four years to international investment partnerships investing in start-up companies in North America, Europe and Asia. For the previous 20 years he was a Vice President with Citicorp, where he served in the United States, Asia and Europe working with international investors. He holds an M.A. in Humanities from Oxford University.

  THOMAS C. MCCONNELL has been a director of the Company since August 1990. Mr. McConnell has been with New Enterprise Associates, a venture capital investment firm since 1983 where he has been a General Partner since 1989. Previously, he was a Product Manager in the Lisa Division of Apple Computer, Inc. and a consultant with the Boston Consulting Group. He received an A.B. in Engineering Science from Dartmouth College and an M.B.A. from the Stanford University Graduate School of Business. Mr. McConnell serves on the Board of Directors of CardioThoracic Systems, Inc., Conceptus, Inc., Sequana Therapeutics, Inc., lnnovasive Devices and a number of private companies.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE ANNUAL MEETING

  JOHN F. BLAKEMORE, JR. has been a director of the Company since December 1987. Since 1987 he has been an independent investor and consultant. At present he is also a director, Vice President and CFO of Pro-Log Corp., an industrial computer company. From 1979 to 1987 he worked for Compumotor Corp., a company he co-founded. Prior to that, he held three general management positions including Vice President of Wells Fargo Investment Co. Mr. Blakemore holds a B.S. in Mechanical Engineering and an M.B.A. from Stanford University.

  ROBERT C. MILLER has been a director of the Company since November 1995. He is a Vice President and Director of the investment banking firm Allen & Company Incorporated and has been associated with the firm since June 1986. Mr. Miller received his B.A. from Williams College and his M.B.A. from the Leonard N. Stem School of Business, New York University. Mr. Miller is a director of Envirogen, Inc., Audits & Surveys Worldwide, Inc. and Mediscience Technology Corp., as well as a director of a number of private companies.

  G. KIRK RAAB has been a director of the Company since 1996. Mr. Raab was President and Chief Operating Officer from 1985 to 1989 and President and Chief Executive Officer from 1990 to July 1995 of Genentech Inc., a pharmaceutical company. He was with Abbott Laboratories from 1975 to 1985, serving as President and Chief Operating Officer from 1981 to 1985. He is currently Chairman of the Board of Shaman Pharmaceuticals, Inc. and Connective Therapeutics, Inc., and a director of a number of private companies. He received his B.A. from Colgate University, where he serves as a Trustee.

  ABRAHAM I. CORIAT, founder of the Company, has been with the Company since 1986. He is the Chairman of the Board. From 1981 to 1986, he served as Business Area Manager and Engineering Manager for International Imaging Systems in their medical and industrial imaging divisions. Mr. Coriat has 23 years of experience in the imaging and medical industry, including various senior engineering positions in England, Belgium and Italy. He holds an Electrical Engineering degree from INSA (Institute National de Sciences Appliquees), France.

  ANDRE F. MARION has been a director of the Company since November 1995. Mr. Marion was a founder of Applied Biosystems, Inc., a supplier of instruments for biotechnology research, and served as its Chief Operating Officer from 1983 to 1986, its Chief Executive Officer from 1986 to 1993, and its Chairman of the Board from 1987 to February 1993, when it merged with the Perkin Elmer Corporation, a manufacturer of analytical instruments. Mr. Marion served as Vice President of Perkin Elmer and President of its Applied Biosystems Division until his retirement in February, 1995. Mr. Marion holds a degree in engineering from the French Ecole Nationale Superieures d'Ingenieurs Arts et Metiers in both Mechanical and Electronic Engineering. Mr. Marion is an independent consultant and also a director of Cygnus Corporation and Molecular Devices Inc.

  Michael S. Elias is not standing for re-election.

VOTE REQUIRED

  The three nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Class I directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

BOARD MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

  The Board of Directors of the Company held seven meetings during the calendar year ended December 31, 1996.

  The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

  The Audit Committee consists of directors Blakemore, Elias, Marion, and Miller. Upon the election of Mr. Elias' successor, Mr. Elias will cease to be member of the Audit Committee. The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. The Audit Committee held two meetings in the last calendar year.

  The Compensation Committee consists of directors Blakemore, McCabe, McConnell, and Raab. The Compensation Committee reviews and recommends to the Board the compensation and benefits of all executive officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The Compensation Committee held two meetings during the last calendar year.

COMPENSATION OF DIRECTORS

  Messrs. McCabe, Raab, Blakemore, and Marion receive $800 per meeting attended, and all Directors receive reimbursement of travel expenses from the Company for their service as members of the Board of Directors. Under the Company's 1994 Director Option Plan, (the "Director Plan") each director who is not also an employee or consultant of the Company (an "Outside Director") will automatically receive an option to purchase 5,000 shares of Common Stock upon joining the Board of Directors. Thereafter, each Outside Director who has served on the Board of Directors for at least six months shall receive an option to acquire 5,000 shares of Common Stock on the date of each of the Company's annual meetings of stockholders, provided such Outside Director is re-elected. Each option granted under the Director Plan will become exercisable ratably over a four-year period. The term of such options is ten years from the date of grant, provided that such options shall terminate three months following the termination of the optionee's status as a director (or twelve months if the termination is due to death or disability.) The exercise price of all options granted under the Director Plan is equal to the fair market value of the Company's Common Stock on the date of grant, as determined in accordance with the Director Plan. The Director Plan provides for the automatic grant of non-statutory options to Outside Directors on an annual basis in order to motivate them to continue to serve as directors. A total of 120,000 shares of the Company's Common Stock is reserved for issuance during the current 10-year term of the Plan, which expires in February 2004.

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

                             CERTAIN TRANSACTIONS

  In August 1993, the Company issued and sold 1,016,407 shares of Series I Preferred Stock at a purchase price of $5.25 per share to a total of 33 investors. The 5% stockholders that purchased shares of Series I Preferred Stock and the number of shares each 5% stockholder purchased are (i) Allen & Company Incorporated and affiliates, 339,300 shares, (ii) New Enterprise Associates V, Limited Partnership, 11,905 and (iii) the Thompson Clive Funds, 9,524 shares. In connection with the Series I Preferred Stock Financing, the Company issued to Allen & Company Incorporated a warrant to purchase 140,000 shares of the Company's Common Stock at a purchase price of $5.25 per share and the Company paid to Allen & Company Incorporated a placement agent fee in the amount of $252,504.

  In connection with Dr. Grant's relocation from Edinburgh, Scotland to Sunderland, England, the Company initially agreed to pay the mortgage interest payments on Dr. Grant's new residence while Dr. Grant sought to sell his prior residence. Mortgage interest payments made by the Company pursuant to this arrangement totaled $21,263 and $36,706 in 1992 and 1993, respectively. In March 1994, this arrangement was replaced as the Company purchased Dr. Grant's former Edinburgh residence for $262,500 by obtaining a new mortgage on the residence and discontinued payment of mortgage interest on his new residence. The Company has incurred and expects to continue to incur reduced interest costs as a result of this transaction.

  In July and September 1995, the Company issued and sold 1,106,217 shares of Series J Preferred Stock at a purchase price of $4.25 per share and issued warrants for the purchase of 368,734 shares of the Common Stock at a purchase price of $5.25 per share to a total of 30 investors pursuant to the terms of the Series J Preferred Stock and Warrant Purchase Agreement. The 5% stockholders that purchased shares of Series J Preferred Stock and the number of shares each 5% stockholder purchased are (i) Allen & Company Incorporated and affiliates, 524,038 and (ii) New Enterprise Associates V, Limited Partnership, 176,332. Allen & Company Incorporated and affiliates and New Enterprise Associates V, Limited Partnership were issued warrants to purchase 174,678 and 58,777 shares of Common Stock, respectively. In addition, pursuant to the terms of the Series J Preferred Stock and Warrant Purchase Agreement, the Company issued to Allen & Company Incorporated a warrant to purchase 140,000 shares of Common Stock at a purchase price of $4.25 per share in exchange for the warrant to purchase 140,000 shares of Common Stock at a purchase price of $5.25 per share issued to Allen & Company Incorporated pursuant to the Series I Preferred Stock Financing. Additionally, the Company paid to Allen & Company Incorporated a placement agent fee in the amount of $238,307.

  In January 1996, the Company paid the sum of $77,666 to a former officer of the Company in connection with a severance agreement.

  In January 1996, the Company granted Dr. Grant an option to purchase 35,000 shares of the Company's Common Stock at an exercise price of $1.80 per share. One-fourth of the shares subject to the option shall become exercisable at the end of each full year following January 15, 1996 until all such shares have become exercisable, based upon Dr. Grant's continued relationship with the Company.

  In March 1996, the Company granted options to certain non-employee members of the Board of Directors exercisable at $1.80 per share. The following directors were granted options to acquire the following number of shares of Common Stock: Mr. Raab, 35,000; Mr. Marion, 20,000; Mr. Blakemore, 20,000; Mr. McConnell, 5,000; Mr. Elias, 5,000; Mr. McCabe, 5,000; and Mr. Miller, 5,000. One-fourth of the shares subject to each of these options shall become exercisable at the end of each full year following March 28, 1996, until all such shares have become exercisable.

  In March 1997, the Company granted Abraham I. Coriat, the Company's Chairman of the Board, an option to purchase 50,000 shares of the Company's Common Stock at an exercise price of $5.50 per share. One-fourth of the shares subject to the option shall become exercisable at the end of each full year following March 24, 1997 until all such shares have become exercisable, based upon Mr. Coriat's continued relationship with the Company.

  The Company has employment agreements with certain of its officers. See "Employment Agreements."

                              EXECUTIVE OFFICERS

  The following table sets forth information as of December 31, 1996 regarding executive officers of the Company.

   Abraham I. Coriat(1)....   48 Chief Executive Officer and Chairman of the Board of Directors
   Michael W. Burgett,
   Ph.D. ..................   51 President, Genetic Diagnostics Division
   Leslie G. Grant, Ph.D. .   43 President and Chief Operating Officer, Cytogenetics Division
   Neil E. Woodruff........   50 Chief Financial Officer and Secretary

--------
(1) On April 17, 1997, Jack Goldstein, Ph.D., became the Company's President and Chief Executive Officer. His biographical information is listed, infra., at Proposal No. 1. Mr. Coriat remained the Company's Chairman of the Board of Directors.

  ABRAHAM I. CORIAT, biographical information, infra., at Proposal No. 1.

  MICHAEL W. BURGETT, PH.D. joined the Company as President of the Genetic Diagnostics Division in February 1996. Dr. Burgett has 23 years of experience in the medical diagnostics industry, including 14 years in senior management positions. From 1987 to 1996, Dr. Burgett held various general management, operations and product development positions with Ortho Diagnostic System Inc., a Johnson & Johnson company, most recently acting as Vice President and General Manager of their blood bank business. Prior to that, Dr. Burgett held various research and development and program management positions with SmithKline Beckman, Inc., International Diagnostics Technology, Inc., and BioRad Laboratories, Inc. Dr. Burgett holds a B.A. and an M.A. in Biology from San Francisco State University and a Ph.D. in Chemistry from the University of Texas at Austin.

  LESLIE G. GRANT, PH.D. has been President and Chief Operating Officer of the Company's Cytogenetics Division since February 1992. He joined the Company in October 1991 as Managing Director of Applied Imaging International Ltd. From 1980 to 1991, Dr. Grant held various general management and senior engineering positions with GEC-Marconi. Dr. Grant has 20 years experience in the instrumentation and medical industry, including 11 years in senior management positions. Dr. Grant holds a B.S. in Mathematics and a Ph.D. in Mathematics and Electronic Engineering from the University of Hull, United Kingdom.

  NEIL E. WOODRUFF has served as Chief Financial Officer of the Company since April 1990 and Secretary since 1993. Mr. Woodruff has 25 years experience in finance and the high technology industry. From 1983 to 1990, Mr. Woodruff held various financial and general management positions with General Signal Corp. Prior to that, Mr. Woodruff held various finance posts with Epitaxy, Inc., National Semiconductor and General Instrument Corp. Mr. Woodruff holds a B.S. in Finance from the University of Santa Clara.

EMPLOYMENT AGREEMENTS

  ABRAHAM I. CORIAT. In April 1997, the Company entered into an agreement with Abraham I. Coriat, the Company's Chairman of the Board, pursuant to which the Company and Mr. Coriat agreed that in the event of either his termination without cause at any time on or prior to March 31, 1999, or his voluntary resignation as an employee of the Company at any time between January 1, 1998 and March 31, 1999, he will be entitled to enter into a two year consulting agreement with the Company at a rate equal to his annual compensation. During this two year consulting period, Mr. Coriat will be prohibited from directly or indirectly encouraging any of the Company's employees to leave their employment with the Company.

  JACK GOLDSTEIN, PH.D. In April 1997, the Company entered into an agreement with Jack Goldstein, Ph.D., pursuant to which Dr. Goldstein would serve as the President and Chief Executive Officer of the Company at an annual salary of $255,000. In the event of the Company's termination of Dr. Goldstein's employment, he will continue to serve as a consultant to the Company for one year, and be paid at the same rate as his annual salary. Dr. Goldstein will also be eligible for a cash bonus equal to up to 30% of his annual salary upon the achievement of objectives set by the Board of Directors. The Company has granted Dr. Goldstein options under the Option Plan to purchase 280,000 shares of Common Stock at an exercise price equal to the fair market value of the shares on the date of the option grant, which options will vest over four years. The Company has agreed to pay Dr. Goldstein's reasonable relocation expenses.

  MICHAEL W. BURGETT, PH.D. Under the terms of a letter dated January 20, 1996, setting forth the terms of Michael Burgett's employment with the Company, the Company has agreed to provide Dr. Burgett, in addition to an annual salary and bonus, medical insurance, vacation time and an option to purchase 70,000 shares of the Company's Common Stock at an exercise price of $1.80 per share, with (i) reimbursements for relocation expenses incurred by Dr. Burgett in connection with his move from New Jersey to California up to a maximum of $70,000, (ii) a severance payment equal to six times Dr. Burgett's then existing monthly salary in the event his employment is terminated by the Company and (iii) upon a change in control of the Company, accelerated vesting of Dr. Burgett's option. One-fourth of the shares subject to the option become exercisable at the end of each full year following March 28, 1996, until all such shares have become exercisable, based upon Dr. Burgett's continued relationship with the Company.

EXECUTIVE OFFICER COMPENSATION

  Summary Compensation Table. The following table sets forth information for the years ended December 31, 1994, 1995 and 1996 regarding the compensation of the Company's Chief Executive Officer and each of the Company's three other most highly compensated executive officers whose total annual salary and bonus for such fiscal years were in excess of $100,000 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE



                                                                       LONG-TERM
                                                                      COMPENSATION
                            ANNUAL                                       AWARDS
                         COMPENSATION                                 ------------
                         -------------                                 SECURITIES   ALL OTHER
   NAME AND PRINCIPAL                                  OTHER ANNUAL    UNDERLYING  COMPENSATION
        POSITION         YEAR SALARY($)    BONUS($)   COMPENSATION($)   OPTIONS        ($)
   ------------------    ---- --------     -------    --------------- ------------ ------------
Abraham I. Coriat....... 1994 $140,000     $37,500(1)                                 $7,950(2)
 Chief Executive Officer 1995  147,000      37,500(3)        --             --         8,373(4)
  and Chairman of        1996  160,000      50,000(5)        --             --         8,768(15)
  the Board

Leslie G. Grant,
Ph.D. .................. 1994   92,256      17,298(1)     13,172(6)                   17,079(7)
 President, and Chief    1995  102,570      39,450(3)                       --        16,197(8)
  Operating Officer      1996  109,340      35,000(5)     81,000(9)      35,000        9,732(10)
  Cytogenics Division

Neil E. Woodruff........ 1994   92,524      10,000(1)     13,200(9)         --         4,133(11)
 Chief Financial Officer 1995   98,000      15,000(3)        --          10,000        4,465(12)
  and Secretary          1996  110,000      35,000(5)                                  4,483(16)

Michael W. Burgett...... 1996  136,625(13)  35,000(5)     49,750(14)     70,000        3,459(17)
 President, Genetic
  Diagnostics Division

--------
 (1) Consists of bonuses earned during the year ended December 31, 1994, and paid in the year ended December 31, 1995.

 (2) Consists of $4,000 contributed to the Company's retirement plan and $3,950 in insurance premiums paid by the Company.

 (3) Consists of bonuses earned during the year ended December 31, 1995, and paid in the year ending December 31, 1996.

 (4) Consists of $4,932 contributed to the Company's retirement plan and $3,981 in insurance premiums paid by the Company.

 (5) Consists of bonuses earned during the year ended December 31, 1996, and paid in the year ending December 31, 1997.

 (6) Consists of a mortgage reimbursement paid by the Company.

 (7) Consists of $9,687 contributed to a private pension scheme, $5,784 paid by the Company for operating expenses of a car leased by the Company and used by Dr. Grant and $1,608 in insurance premiums paid by the Company.

 (8) Consists of $9,941 contributed to a private pension scheme, $4,500 paid by the Company for operating expenses of a car leased by the Company and used by Dr. Grant and $1,756 in insurance premiums paid by the Company.

 (9) Consists of bonus payments for the purpose of exercising stock options.

(10) Consists of $7,645 for operating expenses of a car and $2,087 in insurance premiums paid by the Company.

(11) Consists of $2,658 contributed to the Company's retirement plan and $1,475 in insurance premiums paid by the Company.

(12) Consists of $2,926 contributed to the Company's retirement plan and $1,539 in insurance premiums paid by the Company.

(13) Michael W. Burgett joined the Company in February 1996.

(14) Represents reimbursement for moving and relocation expenses.

(15) Consists of $5,925 contributed to the Company's retirement plan and $2,843 in insurance premiums paid by the Company.

(16) Consists of $3,750 contributed to the Company's retirement plan and $733 in insurance premiums paid by the Company.

(17) Consists of $2,325 contributed to the Company's retirement Plan and $1,134 in insurance premiums paid by the Company.

  Option Grants in Last Fiscal Year. The following table sets forth each grant of stock options made during the fiscal year ended December 31, 1996 to each of the Named Executive Officers:

                         OPTION GRANTS IN FISCAL 1996

                                        INDIVIDUAL GRANTS
                          ----------------------------------------------
                          NUMBER OF                                      POTENTIAL REALIZABLE
                          SECURITIES   PERCENT OF                          VALUE AT ASSUMED
                          UNDERLYING TOTAL OPTIONS                         ANNUAL RATES OF
                           OPTIONS   GRANTED DURING EXERCISE                 STOCK PRICE
                           GRANTED       FISCAL       PRICE   EXPIRATION   APPRECIATION FOR
          NAME              (#)(1)    1996 (%)(2)   ($/SH)(3)    DATE       OPTION TERM(4)
          ----            ---------- -------------- --------- ---------- --------------------
Michael W. Burgett......    70,000        23.9        $1.80    3/28/06     $79,241   $200,812
Abraham I. Coriat.......       --          --           --         --          --         --
Leslie G. Grant, Ph.D. .    35,000        12.0        $1.80    1/15/06     $39,620   $100,406
Neil E. Woodruff........       --          --           --         --          --         --

--------
(1) Options were granted under the Option Plan and generally vest over four years from the date of commencement of employment.

(2) Based on an aggregate of 292,500 options granted by the Company in the year ended December 31, 1996 to employees of and consultants to the Company, including the Named Executive Officers.

(3) The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors.

(4) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. The assumed rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock prices. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and the option holders' continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

  Option Exercises in Last Fiscal Year and Fiscal Year End Option Values. The following table sets forth the information with respect to stock option exercises during the year ended December 31, 1996, by the Named Executive Officers, and the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 1996.

                 AGGREGATE OPTION EXERCISES IN FISCAL 1996 AND
                            YEAR-END OPTION VALUES

                           SHARES               NUMBER OF SECURITIES
                         ACQUIRED ON  VALUE    UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                          EXERCISE   REALIZED        OPTIONS AT          IN-THE-MONEY OPTIONS AT
          NAME               (#)      ($)(1)    DECEMBER 31, 1996 (#)    DECEMBER 31, 1996($)(2)
          ----           ----------- -------- ------------------------- -------------------------
                                              EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
                                              ----------- ------------- ----------- -------------
Michael W. Burgett......      --       --          --        70,000          --        504,000
Leslie G. Grant, Ph.D...   45,000      --       10,000          --        72,000           --
                                                   --        35,000          --        252,000
Neil E. Woodruff........      --       --        5,000        5,000       36,000        36,000

--------
(1) Based on the fair market value of the Company's Common Stock ($1.80) on the date of exercise (as determined by the Board of Directors).

(2) Based on a fair market value of $9.00, which was the last reported sale price of the Company's Common Stock on December 31, 1996.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The following is provided to stockholders by the members of the Compensation Committee of the Board of Directors:

  The Compensation Committee of the Board of Directors (the "Committee"), comprising four outside directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

  Compensation Philosophy: The Company's overall executive compensation philosophy is based on a series of guiding principles derived from the Company's values, business strategy, and management requirements. These principles are summarized as follows:

  . Provide competitive levels of total compensation which will enable the Company to attract and retain the best possible executive talent;

  .  Motivate executives to achieve optimum performance for the Company;

  . Align the financial interests of executives and stockholders through equity-based plans;

  . Provide a total compensation program that recognizes individual contributions as well as overall business results.

  Compensation Program: The Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The Committee is also responsible for the administration of the Option Plan. There are three major components to the Company's executive compensation: base salary, incentive (bonus) payments and long-term incentives in the form of stock options.

  1. Base Salary. In setting compensation levels for executive officers, the Committee reviews competitive information relating to compensation levels for comparable positions at medical product, biotechnology and high technology companies. In addition, the Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to the success of the Company.

  2. Incentive Bonuses. The incentive bonus program provides a variable compensation opportunity for the executive officers. A pay out, if any, is based on a combination of corporate financial performance and individual officer performance relative to achievement of pre-established specified strategic objectives (e.g., new product development milestones, marketing/sales results, productivity enhancements and regulatory applications and approvals).

  3. Long-Term Incentives. The long-term performance-based compensation of executive officers takes the form of stock option awards under the Option Plan. The Committee believes that the equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to or in excess of the fair market value of the Company's Common Stock on the date of grant. Options granted under the Option Plan generally become exercisable at the rate of 25% of the shares at the end of each year following the date of grant such that the option is fully exercisable four years from the date. The Company has not issued any stock appreciation rights (SARs), stock purchase rights, long-term performance awards in stock or stock bonus awards to any Named Officer or any other person under the Option Plan.

1996 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

  In determining Mr. Coriat's salary for 1996, the Committee considered competitive compensation data for chairmen and chief executive officers of similar companies within the medical device and biotechnology industry, taking into account Mr. Coriat's experience and knowledge. Based on the Company's achievement of specified goals, the Committee determined that it was appropriate to raise Mr. Coriat's salary to an annual rate of $160,000 and to grant Mr. Coriat a bonus of $50,000 relating to 1996 performance.

SECTION 162 (M) OF THE INTERNAL REVENUE CODE LIMITATIONS ON EXECUTIVE
COMPENSATION

  In 1993, Section 162(m) was added to the United States Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) may limit the Company's ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. No executive officer of the Company received any such compensation in excess of this limit during fiscal 1996. Grants under the Option Plan will not be subject to the deduction limitation if the stockholders approve the Option Plan, including the option grant limitations described below.

  Section 162(m) of the Code places limits on the deductibility for United States federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the Option Plan provides that no employee may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 500,000 shares of Common Stock.

  The foregoing Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under this Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

                                          Respectfully submitted,

                                          John F. Blakemore, Jr.
                                          Gilbert J. R. McCabe
                                          Thomas C. McConnell
                                          G. Kirk Raab

STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq National Market, U.S. index ("Nasdaq U.S. Index") and the Hambrecht & Quist Healthcare, Excluding Biotechnology index ("H&Q Healthcare Index") for the period beginning on November 8, 1996, the Company's first day of trading after its initial public offering, and ending on December 31, 1996.

                    COMPARISON OF CUMULATIVE TOTAL RETURN*
                          AMONG APPLIED IMAGING CORP.
                    NASDAQ NATIONAL MARKET, U.S. INDEX AND
                  THE HAMBRECHT & QUIST HEALTHCARE, EXCLUDING
                              BIOTECHNOLOGY INDEX
                       (PERIOD ENDED DECEMBER 31, 1996)


                        PERFORMANCE GRAPH APPEARS HERE


Measurement Period           APPLIED           NASDAQ,        H&Q
(Fiscal Year Covered)        IMAGING CORP.     U.S. INDEX     HEALTHCARE
-------------------          -------------     ----------     ----------
Measurement Pt-11/08/1997    $100              $100           $100
FYE 11/15/1996               $100              $100           $ 99
FYE 11/29/1996               $ 96              $102           $101
FYE 12/13/1996               $ 93              $ 99           $ 99
FYE 12/31/1996               $144              $100           $104
--------
* The graph assumes that $100 was invested on November 8, 1996 in the Company's Common Stock, the Nasdaq U.S. Index and the H&Q Healthcare Index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stock performance shown in the above chart for the Common Stock is historical and should not be considered indicative of future price performance.

                                PROPOSAL NO. 2

                  APPROVAL OF THE AMENDMENT OF THE COMPANY'S
                   AMENDED AND RESTATED 1988 INCENTIVE STOCK
                                  OPTION PLAN

  The Company's Board of Directors and stockholders have previously adopted and approved the Amended and Restated 1988 Incentive Stock Option Plan (the "Option Plan"). A total of 1,400,000 shares of Common Stock have been reserved for issuance under the Option Plan, and 535,738 shares were available for future grant as of the Record Date. In April 1997, the Board of Directors authorized an amendment to the Option Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 350,000 shares, bringing the total number of shares issuable under the Option Plan to 1,750,000.

  At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment of the Option Plan, in the form of Appendix A hereto, to increase the number of shares of Common Stock reserved for issuance thereunder, and to approve the material terms of the Option Plan, including, but not limited to, share limitations for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. A vote for the amendment of the Option Plan will constitute approval of the proposed increase in the number of shares authorized for issuance under the Option Plan and of the material terms of the Option Plan.

  The Board of Directors believes that the amendment is necessary to enable the Company to, among other things, continue its policy of employee stock ownership as a means to motivate high levels of performance and to recognize key employee accomplishments. A summary of the Option Plan is set forth below.

SUMMARY OF THE OPTION PLAN

  General. The Option Plan was originally adopted by the Board of Directors in October 1988 and approved by the stockholders in October 1989. The Option Plan authorizes the Board of Directors (the "Board"), or one or more committees which the Board may appoint from among its members, to grant options to purchase Common Stock. Options granted under the Option Plan may be either "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options, as determined by the Board or a Board Committee.

  Purpose. The general purpose of the Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of the Company's business.

  Administration. The Option Plan may be administered by the Board or a Board Committee (together, the "Administrator"). Subject to the other provisions of the Option Plan, the Administrator has the authority: (i) to determine the fair market value of the Company's Common Stock; (ii) to select the consultants and employees to whom Options and stock purchase rights may be granted under the Option Plan; (iii) to determine the number of shares of Common Stock to be covered by each option and stock purchase right granted under the Option Plan; (iv) to approve forms of agreement for use under the Option Plan; (v) to determine the terms and conditions, not inconsistent with the terms of the Option Plan, of any option or stock purchase right granted under the Option Plan, including the exercise price, the time or times when options or stock purchase rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any option or stock purchase right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; (vi) to reduce the exercise price of any option or stock purchase right to the then current fair market value if the fair market value of the Common Stock covered by such option or stock purchase right shall have declined since the date the option or stock purchase right was granted; (vii) to institute an option exchange program; (viii) to construe and interpret the terms of the Option Plan and awards granted pursuant to the Option Plan; (ix) to prescribe, amend and rescind rules and regulations relating to the Option Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; (x) to modify or amend each Option or stock purchase right (subject to Section 15(c) of the Option Plan); (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or stock purchase right previously granted by the Administrator;
(xii) to institute an option exchange program; and (xiii) to make all other determinations deemed necessary or advisable for administering the Option Plan.

  Eligibility. The Option Plan provides that options and rights may be granted to the Company's employees and independent contractors. Incentive stock options may be granted only to employees. Any optionee who owns more than 10% of the combined voting power of all classes of outstanding stock of the Company (a "10% Stockholder") is not eligible for the grant of an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the Common Stock on the date of grant.

  Performance-Based Compensation Limitations. No employee shall be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares of Common Stock. The foregoing limitation, which shall be adjusted proportionately in connection with any change in the Company's capitalization, is intended to satisfy the requirements applicable to options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code. In the event that the Administrator determines that such limitation is not required to qualify options as performance-based compensation, the Administrator may modify or eliminate such limitation.

  Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

    (a) Exercise Price. The Administrator determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, excluding options issued to 10% Stockholders, the exercise price under an incentive stock option must not be less than 100% of the fair market value of the Common Stock on the date the option is granted. If the Common Stock is listed on any established stock exchange or a national market system, the fair market value shall be the closing sale price for such stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted. If the Common Stock is traded on the over-the-counter market, the fair market value shall be the mean of the high bid and high ask prices on the last market trading day prior to the date the option is granted.

    (b) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, promissory note, other shares of Common Stock of the Company owned by the optionee, consideration received by the Company under a formal cashless exercise program adopted by the Company, a reduction in the amount of any Company liability to the Optionee, or by a combination thereof.

    (c) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the Option Plan be exercised more than 10 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Stockholder, the term of the option shall be for no more than five years from the date of grant. Generally, all options granted under the Option Plan vest 25% annually, starting one year from the vesting commencement date.

    (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or permanent disability), then all options held by such optionee under the Option Plan expire upon the earlier of (i) such period of time as is set forth in his or her option agreement (but not to exceed ninety days after the termination of his or her employment in the event of an incentive stock option) or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment or consulting relationship.

    (e) Permanent Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of permanent and total disability (as defined in the Code), then all options held by such optionee under the Option Plan shall expire upon the earlier of (i) 12 months after the date of termination of the optionee's employment or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

    (f) Death. If an optionee dies while employed by the Company, his or her option shall expire upon the earlier of (i) 12 months after the optionee's death or (ii) the expiration date of the option. The executors or other legal representative of the optionee may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of death.

    (g) Termination of Options. Each stock option agreement will specify the term of the option and the date when all or any installment of the option is to become exercisable. Notwithstanding the foregoing, however, the term of any incentive stock option shall not exceed 10 years from the date of grant. No options may be exercised by any person after the expiration of its term.

    (h) Nontransferability of Options. Unless determined otherwise by the Administrator, during an optionee's lifetime, his or her option(s) shall be exercisable only by the optionee and shall not be transferable other than by will or laws of descent and distribution.

    (i) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

    (j) Other Provisions. The stock option agreement may contain such terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Board or Committee.

  Adjustment Upon Changes in Capitalization, Corporate Transactions. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Option Plan, the number and class of shares of stock subject to any option or right outstanding under the Option Plan, and the exercise price of any such outstanding option or right. Any such adjustment shall be made upon approval of the Board and, if required, the stockholders of the Company, whose determination shall be conclusive. Notwithstanding the above, in connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option and right shall be assumed or an equivalent option or right substituted by a successor corporation. If the successor corporation does not assume the options or substitute substantially equivalent options, then the exercisability of all outstanding options and rights shall be automatically accelerated.

  Amendment, Suspensions and Termination of the Option Plan. The Board may amend, suspend or terminate the Option Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or Section 422 of the Code, or any similar rule or statute. In any event, the Option Plan will terminate automatically in 1998.

  Federal Tax Information. Options granted under the Option Plan may be either incentive stock options, as defined in Section 422 of the Code, or nonstatutory options.

  An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

  All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

  Stock purchase rights are taxed in substantially the same manner as nonstatutory options.

  The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Option Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

VOTE REQUIRED

  The approval of the amendment of the Option Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present and voting at the Annual Meeting.

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT AND APPROVAL OF THE AMENDED AND RESTATED 1988 INCENTIVE STOCK OPTION PLAN SET FORTH HEREIN.

                                PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected KPMG Peat Marwick LLP ("KPMG"), independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1997, and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

  KPMG has audited the Company's financial statements annually since 1986. Representatives of KPMG are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                            THE BOARD OF DIRECTORS

Santa Clara, California

May 5, 1997

                                   APPENDIX A

             AMENDED AND RESTATED 1988 INCENTIVE STOCK OPTION PLAN

                             APPLIED IMAGING CORP.

             AMENDED AND RESTATED 1988 INCENTIVE STOCK OPTION PLAN

  1. Purposes of the Plan. The purposes of this Plan are:

    . to attract and retain the best available personnel for positions of substantial responsibility,

    . to provide additional incentive to Employees and Consultants, and

    . to promote the success of the Company's business.

  Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

  2. Definitions. As used herein, the following definitions shall apply:

    (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

    (b) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

    (c) "Board" means the Board of Directors of the Company.

    (d) "Code" means the Internal Revenue Code of 1986, as amended.

    (e) "Committee" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

    (f) "Common Stock" means the Common Stock of the Company.

    (g) "Company" means Applied Imaging Corp., a Delaware corporation.

    (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services. The term "Consultant" shall also include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

    (i) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company or any Parent or Subsidiary is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of:
  (i) any leave of absence approved by the Company, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; provided, further, that on the ninety-first (91st) day of any such leave (where reemployment is not guaranteed by contract or statute) the Optionee's Incentive Stock Option shall cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

    (j) "Director" means a member of the Board.

    (k) "Disability" means total and permanent disability as defined in
  Section 22(e)(3) of the Code.

    (l) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

    (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (n) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

      (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

      (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

      (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

    (o) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

    (p) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

    (q) "Notice of Grant" means a written notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

    (r) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (s) "Option" means a stock option granted pursuant to the Plan.

    (t) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

    (u) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

    (v) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

    (w) "Optionee" means an Employee or Consultant who holds an outstanding Option or Stock Purchase Right.

    (x) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

    (y) "Plan" means this Amended and Restated Incentive Stock Option Plan.

    (z) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 below.

    (aa) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

    (bb) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

    (cc) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

    (dd) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

    (ee) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

  3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,750,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Should the Company reacquire Shares which were issued pursuant to the exercise of an Option or Stock Purchase Right, such Shares shall become available for future grant under the Plan.

  4. Administration of the Plan.

    (a) Procedure.

      (i) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

      (ii) Administration With Respect to Directors and Officers Subject to
    Section 16(b). With respect to Option or Stock Purchase Right grants made to Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.

      (iii) Administration With Respect to Other Persons. With respect to Option or Stock Purchase Right grants made to Employees and Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

    (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

      (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(n) of the Plan;

      (ii) to select the Consultants and Employees to whom Options and Stock Purchase Rights may be granted hereunder;

      (iii) to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof, are granted hereunder;

      (iv) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

      (v) to approve forms of agreement for use under the Plan;

      (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

      (vii) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;
      (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

      (ix) to prescribe, amend and rescind rules and regulations relating to the Plan;

      (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan);

      (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

      (xii) to institute an Option Exchange Program;

      (xiii) to determine the terms and restrictions applicable to Options and Stock Purchase Rights and any Restricted Stock; and

      (xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

    (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

  5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.

  6. Limitations.

    (a) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted. If an Option is granted hereunder that is part Incentive Stock Option and part Nonstatutory Stock Option due to becoming first exercisable in any calendar year in excess of $100,000, the Incentive Stock Option portion of such Option shall become exercisable first in such calendar year, and the Nonstatutory Stock Option portion shall commence becoming exercisable once the $100,000 limit has been reached.

    (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

    (c) The following limitations shall apply to grants of Options to
  Employees:

      (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

      (ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13(a).

      (iii) If an Option is canceled (other than in connection with a transaction described in Section 13), the canceled Option will be counted against the limit set forth in Section 6(c)(i). For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

  7. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 19 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

  8. Term of Option. The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

  9. Option Exercise Price and Consideration.

    (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

      (i) In the case of an Incentive Stock Option

        (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

        (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

      (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator.

    (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

    (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

      (i) cash;

      (ii) check;

      (iii) promissory note;

      (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

      (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

      (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

      (vii) any combination of the foregoing methods of payment; or

      (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

  10. Exercise of Option.

    (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

    An Option may not be exercised for a fraction of a Share.

    An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

    Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

    (b) Termination of Employment or Consulting Relationship. Upon termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for 90 days following the Optionee's termination of Continuous Status as an Employee or Consultant. In the case of an Incentive Stock Option, such period of time shall not exceed ninety (90) days from the date of termination. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (c) Disability of Optionee. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (e) Rule 16b-3. Options granted to individuals subject to Section 16 of the Exchange Act ("Insiders") must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from
  Section 16 of the Exchange Act with respect to Plan transactions.

  11. Stock Purchase Rights.

    (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer, which shall in no event exceed six (6) months from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

    (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

    (c) Rule 16b-3. Stock Purchase Rights granted to Insiders, and Shares purchased by Insiders in connection with Stock Purchase Rights, shall be subject to any restrictions applicable thereto in compliance with Rule 16b-
  3. An Insider may only purchase Shares pursuant to the grant of a Stock Purchase Right, and may only sell Shares purchased pursuant to the grant of a Stock Purchase Right, during such time or times as are permitted by Rule 16b-3.

    (d) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

    (e) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

  12. Non-Transferability of Options and Stock Purchase Rights. An Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

  13. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

    (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

    (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

    (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock

  Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

  14. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

  15. Amendment and Termination of the Plan.

    (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

    (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

    (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

  16. Conditions Upon Issuance of Shares.

    (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

  17. Liability of Company.

    (a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option or Stock Purchase Right exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Option or Stock Purchase Right shall be void with respect to such excess Optioned Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 15(b) of the Plan.

  18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

  19. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            OF APPLIED IMAGING CORP.
                      1997 ANNUAL MEETING OF STOCKHOLDERS

  The undersigned stockholder of Applied Imaging Corp., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated April 30, 1997, and hereby appoints Abraham I. Coriat and Neil E. Woodruff or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 1997 Annual Meeting of Stockholders of Applied Imaging Corp. to be held on May 27, 1997 at 10:00 a.m., local time, at The Santa Clara Marriott Hotel, 2700 Mission College Boulevard, Great America Parkway, Santa Clara, California 95052-8181, and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

                                                              ------------------
                                                               SEE REVERSE SIDE
                                                              ------------------

      Please mark your
      votes as in this
[X]   example.

                                    FOR   W/H
1. Election of Class I Directors    [_]   [_]

NOMINEES:  Jack Goldstein, Ph.D.
           Gilbert J.R. McCabe
           Thomas C. McConnell

                                                          FOR   AGAINST  ABSTAIN
2. Proposal to approve the amendment to the Amended and   [_]     [_]      [_]
   Restated 1988 Incentive Stock Option Plan (the
   "Option Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 350,000 shares to a new total of 1,750,000 shares and to approve the material terms of the Option Plan, including, but not limited to, share limitations for purposes of Section 162(m)of the Internal Revenue
   Service Code of 1986, as amended.

3. Proposal to ratify the appointment of KPMG Peat         [_]     [_]      [_]
   Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE THREE NOMINATED CLASS I DIRECTORS; (2) FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1988 INCENTIVE STOCK OPTION PLAN; (3) FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

SIGNATURE(S)_________________________________________  DATE__________________

SIGNATURE(S)_________________________________________  DATE__________________

NOTE: (This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)